Exhibit 99.1

200 17th Street
Manhattan Beach, CA 90266

May 26, 2011

Mr. William J. Carden
Chairman of the Board
American Spectrum Realty, Inc.
2401 Fountain View, Suite 510
Houston, TX 77057

Dear Jay:

It is with a great deal of regret that I must resign from the Board of Directors of American Spectrum Realty, Inc. I do so for personal reasons. I wish all the success for American Spectrum and have enjoyed the friendship of the directors and officers of the company. The resignation is effective May 27, 2011.

Sincerely yours,

/s/ William W. Geary, Jr.

William W. Geary, Jr.